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                                                                    EXHIBIT 16.2
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                     Merdinger, Fruchter Rosen & Corso, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                            NEW YORK, NEW YORK 10106
                               -------------------
                               Tel: (212) 757-8400
                               Fax: (212) 757-6124




Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549



Ladies and Gentlemen:

We have read Item 4 of the Form 8-K/A Amendment No. 2 of uDate.com, Inc. filed with the Securities and Exchange Commission on March 26, 2001 and agree with the statements contained therein.



                                 By /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
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                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                        Certified Public Accountants

New York, New York
April 2, 2001